[GRAPHIC OMITTED]
                                Gehl Company                Tel:  262/334-9461
                                143 Water Street            Fax: 262/334-6603
                                P.O. Box 179                http://www.gehl.com
                                West Bend, WI 53095-0179
                                USA
Contact:
Kenneth Hahn
Chief Financial Officer
262-334-6632
                                                   News Release


                    Gehl Reports Third Quarter 2003 Results;
                      Net Sales 11% Higher Than Last Year;
                  Announces The Pending Sale of Two Previously
                         Closed Manufacturing Facilities

         WEST BEND, WI, October 24, 2003 - Gehl Company (NASDAQ NM: GEHL), a worldwide distributor and manufacturer of compact construction and agricultural equipment, today reported a net loss for the quarter ended September 27, 2003, of ($0.9) million, or ($.17) per diluted share, after giving effect to an after-tax asset impairment charge of $2.4 million, or $.44 per diluted share, and an after-tax charge of $0.1 million, or $.02 per diluted share, relating to the Company's previously announced closure and pending sales of its Lebanon, Pennsylvania and Owatonna, Minnesota manufacturing facilities. The Company reported net income of $0.2 million, or $.04 per diluted share, in the third quarter of 2002, after giving effect to an after-tax charge of $0.2 million, or $.04 per diluted share, relating to the Company's previously announced plant closures.

         By year-end, the Company expects to complete the sales of the two manufacturing facilities which were closed pursuant to a previously announced initiative undertaken to rationalize the Company's excess manufacturing capacity. The asset impairment charge recorded in the 2003 third quarter adjusts the book value of these manufacturing facilities, and certain related assets, to their net realizable value based on the pending sales.

         Excluding after-tax charges, net income for the third quarter of 2003 was $1.6 million, or $.29 per diluted share, compared to net income of $0.4 million, or $.08 per share, in the third quarter of 2002.


                                   ( M O R E)

Gehl Company
Gehl Reports Third Quarter 2003 Results, Net Sales 11% Higher Than Last Year October 24, 2003
page 2


         Net sales were $60.5 million in the quarter ended September 27, 2003, compared to net sales of $54.6 million for the third quarter of 2002, an increase of 11%.

         William D. Gehl, Chairman & CEO, stated "Our operational results for the third quarter met our expectations. We have experienced a gradual strengthening of demand for our construction equipment, which has been offset, to a degree, by the slowness in our agricultural equipment segment." With respect to the pending sales of the manufacturing facilities, Mr. Gehl said "The impairment charge recognized during the third quarter reflects the state of the economy, in general, and the current industrial real estate market, in particular. The disposals of the facilities will conclude our plant rationalization program, which has resulted in improved overall operating efficiencies, and will enable us to eliminate the ongoing upkeep and carrying costs associated with these facilities."

         For the first nine months of 2003, Gehl reported net income of $1.8 million, or $.34 per diluted share, after giving effect to an after-tax asset impairment charge of $2.4 million, or $.44 per diluted share, and an after-tax charge of $0.3 million, or $.05 per diluted share, relating to the Company's previously announced closure and pending sales of two of its manufacturing facilities. The Company reported net income of $1.3 million, or $.25 per diluted share, in the first nine months of 2002, after giving effect to an after-tax charge of $0.5 million, or $.08 per diluted share, relating to the Company's previously announced plant closures.

         Excluding after-tax charges, net income for the first nine months of 2003 was $4.5 million, or $.83 per diluted share, compared to net income of $1.8 million, or $.33 per share, in the first nine months of 2002.

         Net sales were $187.5 million in the first nine months of 2003, compared to $181.3 million in the first nine months of 2002.

         The following tables provide a reconciliation of net income (loss) and earnings (loss) per diluted share reported in accordance with accounting principles generally

                                   (M O R E)

Gehl Company
Gehl Reports Third Quarter 2003 Results, Net Sales 11% Higher Than Last Year October 24, 2003
page 3


accepted in the United States of America (GAAP) to net income and earnings per diluted share excluding the asset impairment charge and other restructuring costs for the third quarter and first nine months of 2003 and 2002 (dollars in thousands, except per share amounts):


                                            Third Quarter 2003                        Third Quarter 2002
                                  ---------------------------------------     -----------------------------------

                                          Net (Loss)    (Loss) Earnings            Net (Loss)      Earnings Per
                                            Income         Per Share                 Income           Share
                                  ---------------------------------------     -----------------------------------
GAAP - as reported                          ($903)           ($.17)                   $223              $.04
Adjustments:
   Asset impairment                         2,375              .44                       -              -
   Other restructuring costs                   78              .02                     216               .04
                                  ---------------------------------------     -----------------------------------
Excluding Adjustments                      $1,550             $.29                    $439              $.08
                                  =======================================     ===================================


                                             Nine Months 2003                          Nine Months 2002
                                  ---------------------------------------     -----------------------------------
                                                           Earnings Per                             Earnings Per
                                      Net Income              Share               Net Income           Share
                                  ------------------- -------------------     ------------------ ----------------
GAAP - as reported                         $1,846             $.34                  $1,347              $.25
Adjustments:
   Asset impairment                         2,375              .44                       -              -
   Other restructuring costs                  264              .05                     471               .08
                                  ------------------- -------------------     ------------------ ----------------
Excluding Adjustments                      $4,485             $.83                  $1,818              $.33
                                  =================== ===================     ================== ================

Construction Equipment Net Sales
--------------------------------

         Gehl construction equipment segment net sales in the third quarter of 2003 were $38.8 million, a 23% increase from third quarter 2002 net sales of $31.5 million. Demand for telescopic handlers, compact excavators and compact track loaders, a product line introduced in the second quarter of 2002, was strong in the third quarter of 2003. In addition, the Company's attachment business and European subsidiary, Gehl Europe, had increased shipments that benefited the overall construction equipment segment net sales.

Agricultural Equipment Net Sales
--------------------------------

         Gehl agricultural equipment segment net sales in the third quarter of 2003 were $21.7 million, down from $23.1 million in the year-ago period. The decrease in

                                   (M O R E)

Gehl Company
Gehl Reports Third Quarter 2003 Results, Net Sales 11% Higher Than Last Year October 24, 2003
page 4


agricultural equipment segment net sales was primarily due to higher levels of sales discounts and incentives resulting from continued competitive pricing pressure. Increased net sales by the Company's attachment business, as well as higher shipments of hay tools, were offset by reduced shipments of other agricultural implements and skid loaders in the quarter. While milk prices increased during the third quarter to levels in excess of the year-ago period, the price increase was likely not a factor in the 2003 third quarter as it is just beginning to have a favorable impact on dairy farm income.

Gross Margins and Expenses
--------------------------

         For the third quarter of 2003, Gehl's gross margin was 21.7%, versus 21.5% during the same period in 2002. Gross margin for construction equipment was 24.8% for the third quarter, compared with 22.6% for the third quarter of 2002. The increase in the gross margin for the construction equipment segment was primarily the result of improved manufacturing efficiencies, the favorable effects of the 2002 Owatonna, Minnesota plant closure and the levels of discounts and sales incentives associated with the mix of products shipped. Gross margin for the agricultural equipment segment was 16.1%, compared with the 19.9% realized for the comparable period in 2002. The decrease in agricultural equipment gross margin was due to continued significant competitive pressure resulting in higher sales discounts and sales incentives, reduced production levels of agricultural implements, as well as a less favorable mix of product shipments.

         Selling, general and administrative expense levels in the third quarter of 2003 were $10.3 million, or 17.1% of net sales, compared to $10.1 million, or 18.6% of net sales, in the third quarter of 2002. Favorable foreign exchange transaction impacts and lower interest-related costs, such as costs of selling retail finance contracts receivable, due to the overall lower interest rate environment, benefited earnings in the third quarter of 2003.

                                   (M O R E)

Gehl Company
Gehl Reports Third Quarter 2003 Results, Net Sales 11% Higher Than Last Year October 24, 2003
page 5


Full Year Outlook
-----------------

         The Company expects a modest improvement in the U.S. economy during the last quarter of the year. As a result, and combined with the actual results for the year to date, the Company expects to earn, excluding the asset impairment charge, in the range of $.78 to $.83 per diluted share in 2003. Including the asset impairment charge, the Company expects 2003 earnings to be in the range of $.34 to $.39 per diluted share.


Forward Looking Statements
--------------------------

         Certain statements included in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including the statements in the section entitled "Full Year Outlook," are forward-looking statements. When used in this press release, words such as the Company "believes," "anticipates," "expects", "estimates" or "projects" or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, a further delay in the expected general economic recovery, unanticipated changes in capital market conditions, the Company's ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, unanticipated issues or costs associated with the sales of the Lebanon, Pennsylvania and Owatonna, Minnesota manufacturing facilities, the Company's ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any acquisition effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2003 are based in part on certain assumptions

                                   (M O R E)

Gehl Company
Gehl Reports Third Quarter 2003 Results, Net Sales 11% Higher Than Last Year October 24, 2003
page 6


made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.


About Gehl Company
------------------

         Gehl Company (Nasdaq NM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; and Madison and Yankton, SD. The Company markets its products under the Gehl(R)and Mustang(R)brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).


                              ( TABLES TO FOLLOW )





                                   (M O R E)

                          GEHL COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                      For the Third Quarter Ended            For the Nine Months Ended
                                                            (unaudited)                             (unaudited)
                                                   --------------------------------        ------------------------------

                                                   September 27,       September 28,       September 27,          September 28,
                                                       2003                2002               2003                   2002
                                                   -------------       ------------        -----------            -----------

NET SALES                                         $    60,465         $     54,575        $    187,547           $    181,332
    Cost of goods sold                                 47,346               42,867             147,699                142,038
                                                   ----------          -----------         -----------            -----------

GROSS PROFIT                                           13,119               11,708              39,848                 39,294

    Selling, general
     and administrative expenses                       10,339               10,130              32,191                 33,393
    Asset impairment and other restructuring costs      3,716                  333               3,997                    725
                                                   ----------          -----------         -----------            -----------
       Total operating expenses                        14,055               10,463              36,188                 34,118

(LOSS) INCOME FROM OPERATIONS                            (936)               1,245               3,660                  5,176

    Interest expense                                     (908)              (1,055)             (2,791)                (3,184)
    Interest income                                       418                  527               1,449                  1,507
    Other income (expense), net                            78                 (373)                462                 (1,426)
                                                   ----------          -----------         -----------            -----------

(LOSS) INCOME BEFORE INCOME TAXES                      (1,348)                 344               2,780                  2,073

    Income tax (benefit) provision                       (445)                 121                 934                    726
                                                   ----------          -----------         -----------            -----------

NET (LOSS) INCOME                                 $      (903)        $        223        $      1,846           $      1,347
                                                   ==========          ===========         ===========            ===========


(LOSS) EARNINGS PER SHARE

Diluted                                           $     (0.17)        $       0.04        $       0.34           $       0.25
    Weighted average number of common
    shares and common stock equivalents                 5,310                5,451               5,365                  5,494

Basic                                             $     (0.17)        $       0.04        $       0.35           $       0.25
    Weighted average number of common
    shares                                              5,310                5,414               5,343                  5,396

                          GEHL COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                           September 27, 2003         December 31, 2002          September 28, 2002
                                                              (unaudited)                 (audited)                 (unaudited)
                                                           ------------------         -----------------          -------------------

ASSETS
    Cash                                                $           2,212       $            2,243           $          2,339
    Accounts receivable - net                                     112,843                   97,627                    106,133
    Finance contracts receivable - net                              5,973                    4,701                      2,897
    Inventories                                                    31,810                   36,771                     44,173
    Deferred income taxes                                           8,469                    8,469                     10,171
    Prepaid expenses and other current assets                       8,905                    3,203                      1,981
                                                         ----------------        -----------------            ---------------
       Total current assets                                       170,212                  153,014                    167,694

    Property, plant and equipment - net                            34,866                   46,697                     47,088
    Goodwill                                                       11,748                   11,696                     12,556
    Other assets                                                   15,023                   14,662                     16,821
                                                         ----------------        -----------------            ---------------

    Total assets                                        $         231,849       $          226,069           $        244,159
                                                         ================        =================            ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
    Total current liabilities                           $          59,653       $           49,634           $         53,386
    Long-term debt obligations                                     50,631                   56,135                     72,360
    Other long-term obligations                                    22,611                   22,518                     14,672
    Deferred income taxes                                           1,190                    1,644                      2,460
    Total shareholders' equity                                     97,764                   96,138                    101,281
                                                         ----------------        -----------------            ---------------

    Total liabilities and shareholders' equity          $         231,849       $          226,069           $        244,159
                                                         ================        =================            ===============

                          GEHL COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                          For the Nine Months Ended
                                                                                                  (unaudited)
                                                                                ----------------------------------------------------
                                                                             September 27, 2003               September 28, 2002
                                                                             ------------------               ------------------

CASH FLOW FROM OPERATING ACTIVITIES:
     Net income                                                            $           1,846                $        1,347
     Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation                                                                3,699                         3,214
           Amortization                                                                   40                           173
           Deferred income taxes                                                        (454)                            -
           Asset impairment (non-cash)                                                 3,599                             -
           Cost of sales of finance contracts                                           (175)                        1,608
           Proceeds from the sales of finance contracts                               82,455                        73,816
           Increase in finance contracts receivable                                  (84,022)                      (69,178)
           Net change in remaining working capital items                              (6,963)                       (8,887)
                                                                            ----------------                 -------------
              Net cash provided by operating activities                                   25                         2,093

CASH FLOW FROM INVESTING ACTIVITIES:
     Property, plant and equipment additions - net                                    (1,226)                       (6,165)
     Other                                                                              (113)                        1,231
                                                                            ----------------                 -------------
        Net cash used for investing activities                                        (1,339)                       (4,934)

CASH FLOW FROM FINANCING ACTIVITIES:
     Proceeds from revolving credit loans                                              2,999                         5,068
     Repayments of other borrowings - net                                             (1,090)                       (2,167)
     Proceeds from issuance of common stock                                              102                           544
     Treasury stock purchases                                                           (728)                         (556)
     Other                                                                                -                             43
                                                                            ----------------                 -------------
        Net cash provided by financing activities                                      1,283                         2,932

     Net (decrease) increase in cash                                                     (31)                           91
     Cash, beginning of period                                                         2,243                         2,248
                                                                            ----------------                 -------------
     Cash, end of period                                                   $           2,212                $        2,339
                                                                            ================                 =============